UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 24, 2013

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on Friday, May 24, 2013, in Meridian, Idaho. The results of the vote for the three items presented at the meeting were as follows:

1.	Election of Directors:
Stockholders elected the following nominees to the Board of Directors for a three-year term ending 2016 by the following vote:

	For		Withheld		Broker Non-Votes
	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
James R. Stamey	12,435,120	96.9%	394,886	3.1%	1,116,848	N/A
Robert A. Tinstman	12,625,408	98.4%	204,598	1.6%	1,116,848	N/A

The following directors, who were not up for re-election at the Annual Meeting of Stockholders, will continue to serve as directors:  N. Charles Hedemark, Len E. Williams, Daniel L. Stevens, Richard J. Navarro, and Brad J. Little.

2.	Advisory (Non-Binding) Vote on Executive Compensation:
Stockholders approved the executive compensation by the following vote:

	Number of Votes	Percentage
For	12,310,389	95.9%
Against	332,448	2.6%
Abstain	187,169	1.5%
Broker Non-Vote	1,116,848	N/A

3.	Ratification of Appointment of Independent Registered Public Accounting Firm:
Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

	Number of Votes	Percentage
For	13,641,359	97.8%
Against	100,919	0.7%
Abstain	204,576	1.5%

The Company posted its annual meeting presentation on the Company’s website, www.myhomefed.com/ir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: May 30, 2013	By: /s/ Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial Officer